                                                                    Exhibit 10.3

                SECOND AMENDED AND RESTATED REVOLVING CREDIT NOTE

$40,000,000.00                                                Memphis, Tennessee
                                                          As of October 16, 2001


         On July 31, 2002, the undersigned, SUSA PARTNERSHIP, L.P., a Tennessee limited partnership (the "Maker"), promises to pay to the order of FIRST TENNESSEE BANK NATIONAL ASSOCIATION, a national banking association having its principal place of business in Memphis, Tennessee (the "Bank"), the lesser of
(i) the principal sum of FORTY MILLION DOLLARS ($40,000,000.00), or (ii) the outstanding principal balance hereof, value received, together with interest from date until paid, upon disbursed and unpaid principal balances, at the rate hereinafter specified, said interest being payable on each Interest Payment Date (as defined in the Loan Agreement), with the final installment of interest being due and payable concurrently on the same date that the principal balance is due hereunder.

         Subject to the limitations hereinafter set forth, the disbursed and unpaid principal balances of the indebtedness hereby evidenced shall bear interest prior to maturity at a variable rate per annum which shall, from day to day, be equal to the lesser of (a) the maximum variable rate of interest ("Maximum Rate") which Bank may from time to time lawfully charge, or (b) the variable rate chosen by the Maker pursuant to the terms of that certain Second Amended and Restated Loan Agreement between the Maker and the Bank, of even date herewith (the "Loan Agreement").

         In the event that the provisions of the Loan Agreement regarding the interest rate should be construed by a court of competent jurisdiction not to constitute a valid, enforceable designation of a rate of interest or method of determining same, the indebtedness hereby evidenced shall bear interest at the maximum effective variable contract rate which may be charged by the Bank under applicable law from time to time in effect.

         All installments of interest, and the principal hereof, are payable at the office of First Tennessee Bank National Association, 165 Madison Avenue, Memphis, Tennessee 38103, or at such other place as the holder may designate in writing, in lawful money of the United States of America, which shall be legal tender in payment of all debts and dues, public and private, at the time of payment.

         Any amounts not paid when due hereunder (whether by acceleration or otherwise) shall bear interest after maturity at the Maximum Rate.

         If the Maker shall fail to make payment of any installment of interest, as above provided, and such failure shall continue for ten (10) days past the applicable due date or upon any default in the terms and provisions of the Loan Agreement of even date herewith between the Maker and the Bank, or upon any default in any other mortgage, trust deed, security agreement, or other instrument of pledge or hypothecation which now or hereafter secures the payment of the indebtedness evidenced hereby, or upon the death or dissolution of the Maker or any endorser or guarantor or (if the Maker, or any endorser or guarantor is a partnership) the death or dissolution of any general partner thereof, or upon any default in full payment, promptly as and when due

(whether by reason of demand, acceleration or otherwise) of any other indebtednesses, liabilities or obligations of the Maker to the Bank, whether now existing or hereafter created or arising, absolute or contingent, due or to become due, then, in any of such events, the entire unpaid principal balance of the indebtedness evidenced hereby together with all interest then accrued, shall, at the absolute option of the Bank, at once become due and payable, without demand or notice, the same being expressly waived.

         If this Note is placed in the hands of an attorney for collection, by suit or otherwise, or to protect the security for its payment, or to enforce its collection, or to represent the rights of the Bank in connection with any loan documentation executed in connection herewith, or to defend successfully against any claim, cause of action or suit brought by the Maker against the Bank, the Maker shall pay on demand all costs of collection and litigation (including court costs), together with a reasonable attorney's fee.

         The Maker and any endorsers or guarantors hereof waive protest, demand, presentment, and notice of dishonor, and agree that this Note may be extended, in whole or in part, without limit as to the number of such extensions or the period or periods thereof, without notice to them and without affecting their liability hereon.

         This Second Amended and Restated Revolving Credit Note evidences the same indebtedness as that evidenced by the Amended and Restated Revolving Credit Note (the "Amended Note") dated as of May 4, 1998, in the principal amount of Forty Million Dollars ($40,000,000.00) issued by the Maker to the Bank. To the extent of Fifteen Million Dollars ($15,000,000.00), the Amended Note evidenced the same indebtedness as that evidenced by the Revolving Credit Note (the "Original Note") dated as of July 14, 1994, in the principal amount of Fifteen Million Dollars ($15,000,000.00) issued by the Maker to the Bank. This Second Amended and Restated Revolving Credit Note is a restatement of the Amended Note. The execution and delivery of this Second Amended and Restated Revolving Credit Note does not constitute payment, cancellation, satisfaction, discharge, release or novation of the Amended Note or Original Note or the indebtedness evidenced by the Amended Note and Original Note, and such Amended Note and Original Note shall continue to constitute evidence of such indebtedness.


                                    SUSA PARTNERSHIP, L.P.,
                                    a Tennessee limited partnership


                                    BY: STORAGE USA, INC., a Tennessee
                                        corporation



                                        By:    /s/ Christopher P. Marr
                                               ---------------------------------
                                        Title:     Chief Financial Officer
                                               ---------------------------------






                                       2